UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2026

VULCAN INFRASTRUCTURE AND POWER INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40808	86-1746728
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1159 Pittsford-Victor Road, Suite 240 Pittsford, New York	14534
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (315) 536-2359

GREENIDGE GENERATION HOLDINGS INC.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A common stock, par value $0.0001	GREE	The Nasdaq Global Select Market
8.50% Senior Notes due 2026	GREEL	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

PIPE Transaction and Subscription Agreements

On July 19, 2026, Vulcan Infrastructure and Power Inc. (formerly Greenidge Generation Holdings Inc.) (the “Company”) entered into the following subscription agreements in connection with a private investment in public equity financing transaction (the “PIPE Transaction”):

(i)	the Subscription Agreement, dated as of July 19, 2026 (the “MIG Subscription Agreement”), between the Company and MIG REF II INFR, LLC (“MIG”), an affiliate of Machine Investment Group, LP, pursuant to which, among other things, the Company agreed to issue and sell to MIG (i) 2,923,976 shares of the Company’s Class A common stock (the “MIG Shares”), (ii) a senior secured convertible promissory note in the principal amount of $10,000,000 (the “MIG Convertible Note”), which is convertible into shares of the Company’s Class A common stock on the terms set forth therein (the “MIG Conversion Shares”), and (iii) a three-year warrant (the “MIG Warrant”) to purchase 1,754,386 shares of the Company’s Class A common stock (the “MIG Warrant Shares”) at an exercise price of $1.71 per share, subject to adjustment as provided therein, for an aggregate purchase price of $15,000,000;

(ii)	the Subscription Agreement, dated as of July 19, 2026 (the “Atlas Subscription Agreement”), between the Company and Atlas GREE Investment Holdco LLC (“Atlas”), an affiliate of certain of the Company’s stockholders, pursuant to which, among other things, the Company agreed to issue and sell to Atlas 2,923,976 shares of the Company’s Class A common stock (the “Atlas Shares”) for an aggregate purchase price of $5,000,000;

(iii)	the Subscription Agreement, dated as of July 19, 2026 (the “Conversant Subscription Agreement”), between the Company and Conversant PIF Aggregator A LP (“Conversant”), pursuant to which, among other things, the Company agreed to issue and sell to Conversant 3,479,532 shares of the Company’s Class A common stock (the “Conversant Shares”) for an aggregate purchase price of $5,950,000; and

(iv)	the Subscription Agreement, dated as of July 19, 2026 (the “Other Subscription Agreement” and, collectively with the MIG Subscription Agreement, the Atlas Subscription Agreement and the Conversant Subscription Agreement, the “Subscription Agreements”), between the Company and certain other investors, including the Company’s Chief Executive Officer, Chief Financial Officer and President and a member of the board of directors (the “Board”) of the Company (collectively, the “Other Investors”), pursuant to which, among other things, the Company agreed to issue and sell to the Other Investors an aggregate of 7,818,706 shares of the Company’s Class A common stock (the “Other Investor Shares” and, collectively with the MIG Shares, the Atlas Shares and the Conversant Shares, the “PIPE Shares”) for an aggregate purchase price of $13,370,000.

The PIPE Shares were sold at a purchase price of $1.71 per share, which is equal to the closing price of the Company’s Class A common stock on The Nasdaq Global Select Market (“Nasdaq”) on the last trading day immediately preceding the signing of the Subscription Agreements, or July 17, 2026 (the “Per Share Purchase Price”). Subject to closing of the PIPE Transaction, the Company intends to use the net proceeds from the PIPE Transaction to redeem the remaining approximately $33 million of the Company’s outstanding 8.50% senior notes due October 2026 (the “Senior Notes”), with the remaining net proceeds to be used for general corporate purposes. The Company has agreed to reimburse MIG for reasonable, documented out-of-pocket expenses incurred in connection with the PIPE Transaction in an amount not to exceed $350,000.

Prior to the Company’s entry into the Subscription Agreements, the Company obtained the written consent of the holders of a majority of the voting power of the Company’s outstanding capital stock (the “Stockholder Consent”), approving, among other things, the issuance of the PIPE Shares, the MIG Convertible Note, the MIG Conversion Shares, the MIG Warrant and the MIG Warrant Shares in compliance with the stockholder approval requirements of Nasdaq Listing Rule 5635(b). Pursuant to the Subscription Agreements, the Company agreed to promptly prepare and deliver to holders of its capital stock the Information Statement (as defined below) and such other information as may be necessary or appropriate regarding the Stockholder Consent in accordance with the Delaware General Corporation Law and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), such that the Stockholder Consent will be effective on or prior to the closing of the PIPE Transaction.

The closing of the PIPE Transaction is subject to the satisfaction or waiver of certain closing conditions set forth in the Subscription Agreements, including, among others, (i) approval for listing on Nasdaq, subject to official notice of issuance, of the PIPE Shares, MIG Conversion Shares and MIG Warrant Shares, (ii) execution and delivery of certain ancillary agreements, including the Investor Rights Agreements (as defined below), a security agreement and other related security documents, (iii) with respect to the MIG Subscription Agreement, delivery of certain collateral and security documents relating to the Company’s property in Mississippi, including the pledge of the equity interests in the entity that owns such property and (iv) the effectiveness of the Stockholder Consent, which will become effective following compliance with the requirements of the Exchange Act and the applicable Nasdaq rules.

Each Subscription Agreement may be terminated prior to closing by mutual written consent of the respective parties thereto, by either party in certain circumstances involving an uncured material breach by the other party, or by either party if the closing of the PIPE Transaction has not occurred on or before October 10, 2026, subject to certain exceptions. In the event of termination, the applicable Subscription Agreement will become void and have no further effect, except for certain surviving provisions, including provisions relating to liability for fraud or willful and material breach, as well as expense reimbursement obligations under the MIG Subscription Agreement.

Investor Rights Agreements

Pursuant to the MIG Subscription Agreement and the Atlas Subscription Agreement, in connection with the closing of the PIPE Transaction, the Company has agreed to enter into an investor rights agreement with each of MIG and Atlas (the “MIG Investor Rights Agreement” and the “Atlas Investor Rights Agreement,” respectively, and, together, the “Investor Rights Agreements”). Pursuant to the Investor Rights Agreements, and subject to the terms and conditions set forth therein, MIG and Atlas will receive, among other things, (i) board representation rights, (ii) a non-voting board observer right, (iii) a right of first offer with respect to certain future equity and equity-linked financings, (iv) certain sponsor incentive arrangements, and (v) registration rights with respect to the MIG Shares, the MIG Conversion Shares, the MIG Warrant Shares, the Atlas Shares and any shares of the Company’s Class A common stock issued pursuant to any sponsor incentive arrangements (the “Sponsor Incentive Shares”).

Board Representation Rights

Pursuant to the Investor Rights Agreements, effective upon the closing of the PIPE Transaction, the Company has agreed to reconstitute the Board so that it consists of ten directors. In connection therewith, the Board will take such actions as are necessary to fill the vacancies created by the resignations of certain directors, such that the Board will consist of:

(1)	four individuals who will be nominated by Atlas for approval by the Board (to the extent any such individual is not then serving as a director of the Company);

(2)	the Company’s Chief Executive Officer;

(3)	two individuals who meet certain independence requirements and are identified by MIG and consented to by the Company and Atlas;

(4)	one individual who meets certain independence requirements and is identified by Atlas and consented to by the Company and MIG; and

(5)	two individuals who meet certain independence requirements and are identified by the Company and consented to by MIG and Atlas (one of whom, subject to the terms and conditions of the Conversant Subscription Agreement, will be the Conversant-nominated Director (as defined below)).

On the date the regulatory approvals required under the MIG Subscription Agreement (the “Regulatory Approvals”) have been obtained (the “Regulatory Approvals Date”), the Company has agreed to further reconstitute the Board so that it consists of eight directors. In connection therewith, the Board will take such actions as are necessary to fill the vacancies created by the resignations of certain directors, such that the Board will consist of:

(1)	one individual who will be nominated by MIG for approval by the Board (to the extent such individual is not then serving as a director of the Company);

(2)	one individual who will be nominated by Atlas for approval by the Board (to the extent such individual is not then serving as a director of the Company);

(3)	the Company’s Chief Executive Officer;

(4)	two individuals who meet certain independence requirements and are identified by MIG and consented to by the Company and Atlas;

(5)	one individual who meets certain independence requirements and is identified by Atlas and consented to by the Company and MIG; and

(6)	two individuals who meet certain independence requirements and are identified by the Company and consented to by MIG and Atlas (one of whom, subject to the terms and conditions of the Conversant Subscription Agreement, will be the Conversant-nominated Director).

On the Regulatory Approvals Date and any time thereafter until the date of the Company’s 2027 annual meeting of stockholders (the “2027 Annual Meeting”), each of MIG and Atlas will have the right to nominate one director for appointment or election to the Board, provided that such party, together with its affiliates, beneficially owns at least 5.0% of the outstanding shares of the Company’s Class A common stock, calculated on a fully diluted basis. Following the 2027 Annual Meeting, and subject to applicable board independence requirements, each of MIG and Atlas will have the right to nominate (i) two directors, for so long as MIG and its affiliates, or Atlas and its affiliates, as applicable, beneficially own at least 7.5% of the outstanding shares of the Company’s Class A common stock, calculated on a fully diluted basis, and (ii) one director, for so long as MIG and its affiliates, or Atlas and its affiliates, as applicable, beneficially own at least 5.0% but less than 7.5% of the outstanding shares of the Company’s Class A common stock, calculated on a fully diluted basis. Additionally, on the Regulatory Approvals Date, and thereafter for so long as MIG and its affiliates, or Atlas and its affiliates, as applicable, beneficially own at least 7.5% of the outstanding shares of the Company’s Class A common stock, calculated on a fully diluted basis, one director designated by MIG and one director designated by Atlas will serve on the Capital Committee of the Board, which will consist of two members.

Non-Voting Board Observer Right

Pursuant to the Investor Rights Agreements, for so long as MIG or Atlas, as applicable, beneficially owns at least 5.0% of the outstanding shares of the Company’s Class A common stock, calculated on a fully diluted basis, such investor will have the right to designate one non-voting observer to attend and participate in meetings of the Board and its committees. The Board observers will be subject to customary confidentiality obligations and may be excluded from portions of Board or committee meetings involving conflicts of interest or privileged or otherwise protected matters, and the Company will not be required to provide the Board observer with materials relating to any such excluded matters.

Right of First Offer

The Investor Rights Agreements will also provide MIG and Atlas with a right of first offer to purchase, on the same terms and conditions as offered to other investors, a pro rata portion of certain future issuances by the Company of equity securities or securities convertible into, exercisable for or exchangeable for equity securities for cash, based on such investor’s beneficial ownership of the Company’s then-outstanding Class A common stock on a fully diluted basis. Such right will remain in effect until the earliest of (i) the third anniversary of the applicable Investor Rights Agreement, (ii) such investor and its affiliates beneficially owning less than 7.5% of the Company’s outstanding Class A common stock, calculated on a fully diluted basis, and (iii) a change of control of the Company, and will be subject to customary exceptions, including certain employee equity issuances, acquisition-related issuances, at-the-market offerings, rights offerings and certain other excluded issuances.

Sponsor Incentive Arrangements

The Investor Rights Agreements will also provide MIG and Atlas with the right to receive certain project-level acquisition fees and/or promote incentives (the “Sponsor Incentive”) in connection with services provided to the Company after the closing of the PIPE Transaction relating to identifying potential powered land acquisition opportunities and prospective tenants. Any such Sponsor Incentive may be paid in cash or shares of the Company’s Class A common stock, must be on arm’s-length terms and consistent with market practice for comparable services, and will be subject to approval by a majority of the Company’s independent and disinterested directors, and, where applicable, the Audit Committee of the Board, as well as any required regulatory approvals.

Registration Rights

The Investor Rights Agreements will provide MIG and Atlas with certain registration rights with respect to the MIG Shares, the MIG Conversion Shares, the MIG Warrant Shares, the Atlas Shares and the Sponsor Incentive Shares (collectively, the “Registrable Securities”). Beginning on the first anniversary of the applicable Investor Rights Agreement, holders of Registrable Securities will have certain demand registration rights and shelf registration rights, subject to certain limitations and conditions. In addition, beginning on the first anniversary of the applicable Investor Rights Agreement, the holders of Registrable Securities will have customary piggyback registration rights in connection with certain registrations of the Company’s securities by the Company. The Company will agree to use its reasonable best efforts to effect such registrations and maintain the effectiveness of applicable registration statements, subject to customary limitations, including the right of the Company to delay or defer certain registrations under certain circumstances.

Conversant Subscription Agreement Rights

Pursuant to the Conversant Subscription Agreement, the Company has agreed to provide Conversant with certain (i) board representation rights, (ii) participation rights and (iii) registration rights. The Company has also agreed to grant to Conversant certain rights relating to its beneficial ownership of the Company’s voting securities.

Board Representation Rights

The Conversant Subscription Agreement provides that, effective as of the closing date of the PIPE Transaction, and thereafter for so long as Conversant beneficially owns at least 5.0% of the outstanding shares of the Company’s Class A common stock, Conversant will have the right to nominate one individual (the “Conversant-nominated Director”) for appointment or election to the Board who satisfies certain independence requirements and is consented to by the Company, MIG and Atlas in accordance with the Investor Rights Agreements. If Conversant nominates an individual who does not satisfy certain heightened independence requirements set forth in the Conversant Subscription Agreement, the Company has agreed to use commercially reasonable efforts, following receipt of certain required regulatory approvals and subject to applicable law, Nasdaq listing requirements and the approval of the Board and the Nominating and Governance Committee, to appoint such individual to the Board or nominate such individual for election at the next meeting of stockholders at which directors are elected.

Participation Rights

The Conversant Subscription Agreement provides Conversant with a pro rata participation right pursuant to which, subject to the terms and conditions set forth therein, Conversant will have the right to purchase, on the same terms and conditions as offered to other investors, a pro rata portion of certain future issuances by the Company of equity securities or securities convertible into, exercisable for or exchangeable for equity securities for cash, based on Conversant’s beneficial ownership of the Company’s then-outstanding Class A common stock on a fully diluted basis. Such participation right will remain in effect until the earliest of (i) the third anniversary of the closing of the PIPE Transaction, (ii) Conversant and its affiliates beneficially owning less than 3.0% of the shares of Class A common stock acquired pursuant to the Conversant Subscription Agreement, and (iii) a change of control of the Company, and is subject to certain exceptions, including certain employee equity issuances, acquisition-related issuances, at-the-market offerings, rights offerings and certain other excluded issuances.

Registration Rights

The Conversant Subscription Agreement provides Conversant with certain registration rights with respect to the Conversant Shares. Beginning on the first anniversary of the closing date of the PIPE Transaction, subject to certain exceptions, Conversant will have the right to request that the Company prepare and file a shelf registration statement covering the resale of all registrable securities then outstanding or issuable pursuant to the Conversant Subscription Agreement, and the Company will be required to file such shelf registration statement within 60 days following receipt of such request and use its reasonable best efforts to cause such registration statement to be declared effective by the Securities and Exchange Commission (the “SEC”) as soon as practicable thereafter. In addition, beginning on the first anniversary of the closing date of the PIPE Transaction, Conversant will have customary piggyback registration rights in connection with certain registrations of the Company’s securities by the Company. The Company has agreed to use its reasonable best efforts to effect such registrations and maintain the effectiveness of applicable registration statements, subject to customary limitations, including the right of the Company to delay or defer certain registrations under certain circumstances.

Ownership Threshold Protections

Pursuant to the Conversant Subscription Agreement, for so long as Conversant or its affiliates beneficially own any voting securities of the Company, prior to consummating certain repurchases, redemptions, retirements or other acquisitions of voting securities by the Company that would result in Conversant and its affiliates beneficially owning more than 9.9% of the Company’s outstanding voting securities, the Company has agreed to use commercially reasonable efforts to provide Conversant with prior notice of such transaction. Following receipt of such notice, Conversant will have the right to request that the Company repurchase from Conversant or its affiliates a sufficient number of voting securities at the Per Share Purchase Price to prevent Conversant and its affiliates from exceeding such ownership threshold, subject to applicable law, the Company’s organizational documents and the Company’s financing arrangements. If Conversant does not timely request such repurchase, or if the Company is unable to complete such repurchase, Conversant has agreed that it will not vote any shares held by it or its affiliates in excess of the 9.9% ownership threshold until such time as its beneficial ownership percentage no longer exceeds such threshold; provided that such shares will continue to retain their economic rights, including rights to dividends and distributions.

Other Subscription Agreement Rights

Pursuant to the Other Subscription Agreement, the Company has agreed to provide the Other Investors with certain participation rights and registration rights.

Participation Rights

The Other Subscription Agreement provides each Other Investor with a pro rata participation right pursuant to which, subject to the terms and conditions set forth therein, such Other Investor will have the right to purchase, on the same terms and conditions as offered to other investors, a pro rata portion of certain future issuances by the Company of equity securities or securities convertible into, exercisable for or exchangeable for equity securities for cash, based on such Other Investor’s beneficial ownership of the Company’s then-outstanding Class A common stock on a fully diluted basis. Such participation right will remain in effect until the earliest of (i) the third anniversary of the closing of the PIPE Transaction, (ii) such Other Investor and its affiliates beneficially owning less than 3.0% of the shares of Class A common stock acquired pursuant to the Other Subscription Agreement, and (iii) a change of control of the Company, and is subject to certain exceptions, including certain employee equity issuances, acquisition-related issuances, at-the-market offerings, rights offerings and certain other excluded issuances.

Registration Rights

The Other Subscription Agreement also requires the Company to prepare and file with the SEC, within 60 days following the closing of the PIPE Transaction, a shelf registration statement covering the resale of the Other Investor Shares. The Company has agreed to use its reasonable best efforts to cause such shelf registration statement to be declared effective by the SEC as soon as practicable after filing, and in no event later than the earlier of (i) 60 days after filing (or ten business days after the date on which the Company is notified by the SEC that such shelf registration statement will not be reviewed or is no longer subject to further review) and (ii) 120 days after the closing date of the PIPE Transaction. The Company may defer the filing or effectiveness of such shelf registration statement, or suspend its use, under certain circumstances, including during certain earnings-related periods and if the Board determines in good faith that such action would not be in the best interests of the Company and its stockholders, subject to certain limitations.

The MIG Convertible Note

At the closing of the PIPE Transaction, subject to the satisfaction or waiver of the applicable closing conditions, the Company will issue to MIG the MIG Convertible Note.

Interest and Maturity

The MIG Convertible Note will accrue interest on its outstanding principal amount, as increased from time to time by any capitalized payment-in-kind (“PIK”) interest, at a rate of 10.0% per annum, commencing on the issuance date. Interest will accrue monthly and will be paid in kind by being added to the outstanding principal amount of the MIG Convertible Note rather than paid in cash, with such increased principal amount thereafter accruing additional interest on a compounded basis. The outstanding principal amount of the MIG Convertible Note, together with any accrued and unpaid interest thereon, will become due and payable on the third anniversary of the issuance date (the “Maturity Date”) or upon any earlier redemption (including any special mandatory redemption), acceleration or repurchase in accordance with the terms of the MIG Convertible Note. Upon the occurrence and continuation of an event of default, the interest rate will automatically increase to 15.0% per annum.

Conversion

MIG will have the right, in its sole discretion, to convert all or any portion of the outstanding principal amount of the MIG Convertible Note, including any accrued and unpaid PIK interest thereon, into shares of the Company’s Class A common stock at a conversion price of $2.1375 per share, subject to adjustment as provided therein. The conversion right may be exercised at any time after the later of (i) the issuance date of the MIG Convertible Note and (ii) the date on which the Regulatory Approvals are obtained, including prior to, on or after the Maturity Date.

Adjustments to Conversion Price and Conversion Shares

The MIG Convertible Note will contain customary adjustment provisions designed to protect MIG against dilution of its conversion rights resulting from certain changes in the Company’s capital structure. The conversion price and the number of shares of Class A common stock issuable upon conversion of the MIG Convertible Note will be subject to adjustment, without duplication, upon the occurrence of certain events, including stock splits, combinations or reclassifications of the Company’s Class A common stock, certain dividends or distributions payable in cash, equity securities or other property, certain rights offerings, tender offers or exchange offers, and certain mergers, consolidations, reorganizations or similar transactions. The adjustment provisions generally will provide for a corresponding decrease in the conversion price and increase in the number of shares of Class A common stock issuable upon conversion to reflect the economic effect of such events. The MIG Convertible Note will not include any adjustment to the conversion price solely as a result of the issuance by the Company of shares of Class A common stock or securities convertible into, exercisable for or exchangeable for Class A common stock, except with respect to the adjustment events described above.

Forced Conversion

The MIG Convertible Note will provide the Company with the right, at its option, to effect a mandatory conversion of all (but not less than all) of the outstanding principal amount of the MIG Convertible Note, together with all accrued and unpaid interest thereon, into shares of the Company’s Class A common stock if certain conditions are satisfied. Beginning on the earlier of (i) the date that is 18 months following the issuance date and (ii) the date on which the Company has raised more than $75 million in equity capital following the issuance date, the Company will have the option to effect such forced conversion if the VWAP of the Company’s Class A common stock exceeds 215% of the then-applicable conversion price (as adjusted pursuant to the terms of the MIG Convertible Note) for at least 20 trading days during any 30 consecutive trading day period.

Prior to effecting a forced conversion, the Company will be required to provide MIG with written notice at least 20 trading days prior to the proposed conversion date, including the applicable conversion price, the number of shares of the Company’s Class A common stock issuable upon conversion and information demonstrating satisfaction of the applicable VWAP threshold. During such notice period, MIG will retain the right to voluntarily convert all or any portion of the outstanding principal amount of the MIG Convertible Note, together with accrued and unpaid interest thereon, into shares of Class A common stock, which would reduce the amount subject to the forced conversion.

The Company will not be able to effect a forced conversion while an event of default is continuing, while certain fundamental change repurchase rights remain outstanding or prior to receipt of the Regulatory Approvals.

Fundamental Change Repurchase Right

The MIG Convertible Note will provide MIG with the right to require the Company to repurchase all or a portion of the outstanding principal amount of the MIG Convertible Note for cash upon the occurrence of certain fundamental change events. The repurchase price will equal 100% of the outstanding principal amount of the MIG Convertible Note being repurchased, plus all accrued and unpaid interest thereon through the applicable payment date.

If such a fundamental change event occurs prior to the second anniversary of the issuance date, the repurchase price will also include an additional make-whole amount equal to the present value of the interest payments that would otherwise have accrued on the portion of the MIG Convertible Note being repurchased through the second anniversary of the issuance date, calculated in accordance with the terms of the MIG Convertible Note.

The Company will be required to provide notice of any such fundamental change event, and MIG will have the opportunity to elect whether to require repurchase of the MIG Convertible Note. MIG’s right to convert the MIG Convertible Note into shares of the Company’s Class A common stock will continue through the applicable conversion period set forth in the MIG Convertible Note.

Optional Prepayment; Change of Control Protection

The MIG Convertible Note will provide that the Company may not voluntarily prepay the MIG Convertible Note during the two-year period following the issuance date, except in connection with certain change of control transactions. Following such period, the Company will be able to prepay the MIG Convertible Note, in whole or in part, at a price equal to the outstanding principal amount of the MIG Convertible Note, including any interest that will have been added to principal, plus accrued and unpaid interest through the date of prepayment, subject to MIG’s continuing conversion rights.

In the event of a change of control occurring during the two-year non-call period, the Company will be able to prepay the MIG Convertible Note in lieu of MIG exercising its fundamental change repurchase right. In such event, the prepayment amount will equal the outstanding principal amount of the MIG Convertible Note, including any accrued and unpaid interest added to principal, plus accrued and unpaid interest through the prepayment date and a make-whole amount representing the present value of scheduled interest payments that would otherwise accrue through the second anniversary of the issuance date.

In addition, during the two-year non-call period, the Company will be able to elect to cash collateralize the MIG Convertible Note by depositing cash or U.S. government obligations with a nationally recognized financial institution in an amount sufficient to satisfy the outstanding principal amount of the MIG Convertible Note and remaining scheduled interest payments through the end of such period. Upon such cash collateralization, the Company will be deemed to have discharged its payment obligations under the MIG Convertible Note, while MIG’s conversion rights, change of control repurchase rights and the Company’s forced conversion rights will remain outstanding.

Special Mandatory Redemption

The MIG Convertible Note will provide that, if the Regulatory Approvals are not obtained on or prior to March 31, 2027, the Company will be required to redeem the MIG Convertible Note on March 31, 2027. The redemption price would equal 130% of the then-outstanding principal amount of the MIG Convertible Note, including any accrued and unpaid interest that will have been added to principal, plus all accrued and unpaid interest thereon through, but excluding, the redemption date.

Security

The MIG Convertible Note will be secured by a first-priority lien on the collateral pledged pursuant to a security agreement and other related security documents to be entered into in connection with the closing of the PIPE Transaction. The collateral initially will consist of all cryptocurrency mining equipment and related components owned by the Company and certain of its wholly owned subsidiaries, owned at the closing of the PIPE Transaction or thereafter acquired, including as of the date hereof, approximately 6,258 miners located at the Company’s facilities in Dresden, New York and Underwood, North Dakota, together with all proceeds, replacements, rents, profits and products thereof (excluding cryptocurrency mined by or on behalf of the Company and certain of its wholly owned subsidiaries). In addition, the obligations under the MIG Convertible Note are expected to be secured pursuant to a pledge agreement and a deed of trust with respect to the Company’s powered land located in Columbus, Mississippi, each to be executed and delivered at or after the closing of the PIPE Transaction as contemplated by the applicable Transaction Documents (as defined below). The obligations secured by the collateral will include the outstanding principal amount of the MIG Convertible Note, any accrued and unpaid interest (including any interest capitalized in accordance with the terms of the MIG Convertible Note) and all other amounts payable under the MIG Convertible Note.

Events of Default

The MIG Convertible Note will contain customary events of default, including, among others, (i) the failure by the Company to pay principal, interest or other amounts due under the MIG Convertible Note when payable, (ii) the failure to satisfy conversion obligations, (iii) breaches of certain covenants or other obligations under the MIG Convertible Note or related transaction documents that remain uncured after applicable cure periods, (iv) certain bankruptcy, insolvency or similar events, (v) defaults under certain other indebtedness of the Company or its subsidiaries, (vi) material inaccuracies in representations and warranties under the security documents, (vii) the suspension or delisting of the Company’s Class A common stock from a national securities exchange, (viii) certain material judgments against the Company or its subsidiaries and (ix) the failure of the security documents to create or maintain valid and perfected liens on the collateral securing the MIG Convertible Note.

Negative Covenants

The MIG Convertible Note will contain customary negative covenants that will apply while any portion of the MIG Convertible Note remains outstanding. Without the prior written consent of MIG, the Company and its subsidiaries will be restricted from, among other things, (i) incurring additional indebtedness other than permitted indebtedness, (ii) granting liens on the collateral securing the MIG Convertible Note other than permitted liens, (iii) issuing securities or indebtedness that are senior to, or have payment, distribution or liquidation preferences superior to, the MIG Convertible Note, (iv) transferring or disposing of collateral or ownership interests in subsidiaries that own collateral other than permitted dispositions and (v) materially changing the nature of their business.

In addition, until receipt of the Regulatory Approvals, the Company will be prohibited, subject to certain exceptions, from issuing or agreeing to issue equity securities or equity-linked securities without MIG’s prior written consent. Until the Regulatory Approvals are obtained, the Company and its subsidiaries will also be required to maintain minimum liquidity of at least $10.0 million, calculated based on unrestricted and unencumbered cash, cash equivalents and Bitcoin.

The MIG Warrant

At the closing of the PIPE Transaction, subject to the satisfaction or waiver of the applicable closing conditions, the Company will issue to MIG the MIG Warrant.

Duration and Exercise Price; Exercisability

Subject to the beneficial ownership limitation set forth below, the MIG Warrant will be exercisable immediately upon issuance at an exercise price of $1.71 per share, subject to adjustment as provided therein, and will expire on the third anniversary of the issuance date.

The MIG Warrant will be exercisable, at the option of MIG, in whole or in part, by delivering to the Company a duly executed exercise notice accompanied by payment in full for the number of shares of the Company’s Class A common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). Unless the Regulatory Approvals have been obtained, MIG may not exercise any portion of the MIG Warrant to the extent that, after giving effect to such exercise, MIG, together with its affiliates and certain related persons whose ownership is aggregated with MIG for purposes of Section 13(d) of the Exchange Act, would beneficially own more than 9.99% of the outstanding shares of the Company’s Class A common stock. The beneficial ownership limitation may be waived or adjusted only in accordance with the terms of the MIG Warrant.

Adjustments to Exercise Price and Warrant Shares

The MIG Warrant will contain customary adjustment provisions that provide for adjustments to the exercise price and the number of MIG Warrant Shares in connection with certain corporate events, including stock dividends, stock splits, combinations, reclassifications and similar transactions involving the Company’s Class A common stock. In addition, MIG will be entitled to participate, subject to applicable beneficial ownership limitations, in certain pro rata distributions, rights offerings and similar transactions made available to holders of the Company’s Class A common stock as if MIG had exercised the MIG Warrant immediately prior to the applicable record date.

Cashless Exercise

The MIG Warrant will provide that, if at the time of exercise there is no effective registration statement registering the resale of the MIG Warrant Shares (or the prospectus included therein is not available for such resale), MIG may, subject to receipt of the Regulatory Approvals, exercise the MIG Warrant on a cashless basis. Upon a cashless exercise, MIG would receive a number of shares of the Company’s Class A common stock equal to the number of shares that would otherwise be issuable upon a cash exercise multiplied by the difference between the then-current market price of the Company’s Class A common stock and the applicable exercise price, divided by such then-current market price. The MIG Warrant will contain customary provisions regarding the determination of the applicable market price and exercise price for purposes of a cashless exercise.

Rights as a Stockholder

Except as otherwise provided in the MIG Warrant or by virtue of MIG’s ownership of shares of the Company’s Class A common stock, MIG will not have the rights or privileges of a holder of the Company’s Class A common stock, including any voting rights, until MIG exercises the MIG Warrant. The MIG Warrant will provide that MIG will have the right to participate in distributions or dividends paid on shares of the Company’s Class A common stock.

Fundamental Transactions

The MIG Warrant will provide that, upon the occurrence of certain fundamental transactions, including mergers, consolidations, sales of substantially all of the Company’s assets, tender offers, recapitalizations, reclassifications or other business combinations resulting in a change of control or similar transaction, MIG will be entitled to receive, upon exercise of the MIG Warrant, the kind and amount of securities, cash or other property that MIG would have received had MIG exercised the MIG Warrant immediately prior to such transaction. In addition, in connection with certain fundamental transactions, including all-cash transactions, Rule 13e-3 transactions or transactions involving a successor entity whose securities are not traded on a national securities exchange, MIG may elect to require the Company or its successor to purchase the outstanding portion of the MIG Warrant for cash at a value determined pursuant to the Black-Scholes option pricing model, subject to certain exceptions for transactions not within the Company’s control. The Company will also be required to cause any successor entity in certain fundamental transactions to assume the Company’s obligations under the MIG Warrant.

Waivers and Amendments

Once issued, the MIG Warrant may be modified or amended or the provisions of the MIG Warrant waived with the Company’s and MIG’s written consent.

The foregoing descriptions of the MIG Convertible Note, the MIG Warrant, the MIG Subscription Agreement, the Atlas Subscription Agreement, the Conversant Subscription Agreement, the Other Subscription Agreement, the MIG Investor Rights Agreement and the Atlas Investor Rights Agreement (collectively, the “Transaction Documents”) do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements or forms of agreements, copies of which are filed as Exhibits 4.1, 4.2, 10.1, 10.2, 10.3, 10.4, 10.5 and 10.6, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

The Transaction Documents contain customary representations, warranties and covenants made by the parties thereto solely for purposes of the applicable Transaction Document and as of specified dates. Such representations, warranties and covenants were or will be made solely for the benefit of the parties to the applicable Transaction Document and may be subject to limitations agreed upon by such parties, including limitations with respect to scope, materiality, knowledge and other qualifications. Accordingly, investors should not rely on such representations, warranties and covenants as characterizations of the actual state of facts or circumstances of the Company or any other party thereto. The Transaction Documents are incorporated herein by reference solely to provide investors with information regarding the terms of such agreements and not to provide investors with any other factual information regarding the Company, its business or the parties thereto. The Transaction Documents should be read in conjunction with the disclosures contained in the Company’s reports and other filings with the SEC.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K with respect to the MIG Convertible Note is hereby incorporated by reference into this Item 2.03.

As of the date of this Current Report on Form 8-K, the Company has not issued the MIG Convertible Note, and no direct financial obligation has been created under the MIG Convertible Note. Subject to the satisfaction or waiver of the applicable closing conditions, the Company expects to issue the MIG Convertible Note to MIG at the closing of the PIPE Transaction.

Item 3.02. Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02. The PIPE Shares, Sponsor Incentive Shares, MIG Convertible Note, MIG Conversion Shares, MIG Warrant and MIG Warrant Shares are being offered and sold by the Company in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), afforded by Section 4(a)(2) thereof and/or Regulation D promulgated thereunder. Each of MIG, Atlas and the Other Investors represented that they are “accredited investors” as defined in Rule 501(a) under the Securities Act.

As of the date of this Current Report on Form 8-K, the Company has not issued any PIPE Shares, any Sponsor Incentive Shares, the MIG Convertible Note, any MIG Conversion Shares, the MIG Warrant or any MIG Warrant Shares. Subject to the satisfaction or waiver of the applicable closing conditions, the Company expects to issue the PIPE Shares, MIG Convertible Note and MIG Warrant at the closing of the PIPE Transaction. The MIG Conversion Shares will be issued only upon conversion of the MIG Convertible Note in accordance with its terms, the MIG Warrant Shares will be issued only upon exercise of the MIG Warrant in accordance with its terms, and the Sponsor Incentive Shares will be issued only if and when earned and issued pursuant to the Sponsor Incentive under the applicable Investor Rights Agreement.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departing Directors

On July 20, 2026, in connection with the Company’s entry into the Subscription Agreements, each of Timothy Lowe and Charles Zeynel notified the Company of his resignation as a member of the Board, each committee of the Board on which he served and the board of directors and committees thereof of each subsidiary of the Company, in each case effective upon the closing of the PIPE Transaction. If the PIPE Transaction is not consummated, such resignations will be null and void.

Neither Mr. Lowe’s resignation nor Mr. Zeynel’s resignation resulted from any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. The Board thanks Messrs. Lowe and Zeynel for their service and contributions to the Company.

Fourth Amended and Restated 2021 Equity Incentive Plan

On July 13, 2026, the Board unanimously approved, subject to stockholder approval, the Company’s Fourth Amended and Restated 2021 Equity Incentive Plan (the “New Plan”), which provides for an increase in the maximum aggregate number of shares of the Company’s Class A common stock authorized for issuance thereunder by 2,500,000 shares of Class A common stock, from 2,583,111 shares of Class A common stock authorized for issuance under the Company’s Third Amended and Restated 2021 Equity Incentive Plan to 5,083,111 shares of Class A common stock authorized for issuance under the New Plan (such increase, the “Authorized Share Increase”).

On July 19, 2026, holders of a majority of the voting power of the Company’s outstanding capital stock entitled to vote at a meeting of stockholders as of July 17, 2026 (the “Record Date”), executed and delivered the Stockholder Consent approving, among other things, the Authorized Share Increase and the adoption of the New Plan. The Authorized Share Increase and the New Plan will become effective on the date that is 20 days after the date on which the Company mails to its stockholders the Information Statement.

The foregoing description of the New Plan does not purport to be complete and is qualified in its entirety by reference to the New Plan, a copy of which is filed as Exhibit 10.7 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 20, 2026, in connection with the Company’s entry into the Subscription Agreements, the Company filed with the Secretary of State of the State of Delaware a Certificate of Amendment (the “Name Change Amendment”) to the Company’s Amended and Restated Certificate of Incorporation to change the name of the Company from “Greenidge Generation Holdings, Inc.” to “Vulcan Infrastructure and Power Inc.” The Name Change Amendment became effective immediately upon filing with the Delaware Secretary of State.

In connection with the PIPE Transaction, the Board approved Amendment No. 1 (the “Bylaw Amendment”) to the Company’s Amended and Restated Bylaws (the “Bylaws”), effective upon the effectiveness of the Name Change Amendment. The Bylaw Amendment replaces all references in the Company’s Bylaws to “Greenidge Generation Holdings, Inc.” with “Vulcan Infrastructure and Power Inc.” to reflect the Company’s name change.

The Company’s Class A common stock will continue to be traded on Nasdaq, but beginning with the opening of trading on July 24, 2026, trading of the Company’s Class A common stock is expected to be under the new symbol “VIP.” The Company’s Senior Notes will continue to be traded on Nasdaq under the symbol “GREEL.” There will be no change to the CUSIP of the Company’s Class A common stock or Senior Notes in connection with the Name Change Amendment.

The foregoing descriptions of the Name Change Amendment and Bylaw Amendment do not purport to be complete and are qualified in their entirety by reference to the full text of the Name Change Amendment and Bylaw Amendment, copies of which are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On July 19, 2026, the Company received the Stockholder Consent from holders of a majority of the voting power of the Company’s outstanding capital stock as of the Record Date.

The Stockholder Consent approved the following matters:

(i)	for purposes of satisfying the stockholder approval requirements of Nasdaq Listing Rule 5635(b), the issuance of the PIPE Shares (including shares of the Company’s Class A common stock issuable to certain insiders of the Company as Other Investors), the MIG Convertible Note, the MIG Conversion Shares, the MIG Warrant, the MIG Warrant Shares and the Sponsor Incentive Shares, in each case in accordance with the terms and conditions of the applicable Transaction Documents; and

(ii)	for purposes of satisfying the stockholder approval requirements of Nasdaq Listing Rule 5635(c), the adoption of the New Plan.

Pursuant to Regulation 14C promulgated under the Exchange Act, the Company will file with the SEC a Schedule 14C Information Statement (the “Information Statement”) describing the actions taken pursuant to the Stockholder Consent and will furnish the Information Statement to stockholders who did not execute the Stockholder Consent. The actions approved by the Stockholder Consent will become effective no earlier than the date that is 20 calendar days after the date on which the Information Statement is first furnished to stockholders.

Item 8.01. Other Events.

On July 20, 2026, the Company issued a press release announcing the PIPE Transaction, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

No Offer to Sell or Solicit

This Current Report on Form 8-K is for informational purposes only and does not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

No Notice of Redemption

This Current Report on Form 8-K does not constitute a notice of redemption with respect to the Company’s outstanding Senior Notes under the indenture and supplemental indenture governing the Senior Notes and does not create any obligation on the part of the Company to redeem any of the Senior Notes or to issue any notice of redemption. Any redemption of the Senior Notes, if effected, will be made only in accordance with, and subject to the terms and conditions of, the indenture and supplemental indenture governing the Senior Notes, including the applicable notice requirements and satisfaction of any conditions precedent to such redemption.

Additional Information about the PIPE Transaction and Where to Find It

In connection with the PIPE Transaction, the Company will file with the SEC the Information Statement, which will contain the information with respect to the PIPE Transaction required by Schedule 14C promulgated under the Exchange Act and will describe the PIPE Transaction. When completed, the Information Statement will be mailed to the Company’s stockholders. This Current Report on Form 8-K is not intended to be, and is not, a substitute for the Information Statement or for any other document that the Company may file with the SEC in connection with the proposed transaction. THE COMPANY’S STOCKHOLDERS ARE URGED TO CAREFULLY READ ALL RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC, INCLUDING THE INFORMATION STATEMENT, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS THERETO AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PIPE TRANSACTION, WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PIPE TRANSACTION.

The Company’s stockholders may obtain copies of these documents and other documents filed by the Company with the SEC free of charge through the website maintained by the SEC at www.sec.gov or from the Company’s website, www.greenidge.com, under the heading “Investors.”

NEITHER THE SEC NOR ANY STATE SECURITIES REGULATORY AGENCY HAS APPROVED OR DISAPPROVED THE PIPE TRANSACTION DESCRIBED IN THIS CURRENT REPORT ON FORM 8-K, PASSED UPON THE MERITS OR FAIRNESS OF THE TRANSACTION OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS CURRENT REPORT ON FORM 8-K. ANY REPRESENTATION TO THE CONTRARY CONSTITUTES A CRIMINAL OFFENSE.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K, including Exhibit 99.1 attached hereto, includes certain statements that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical fact are forward-looking statements for purposes of federal and state securities laws. These forward-looking statements involve uncertainties that could significantly affect the Company’s financial or operating results. These forward-looking statements may be identified by terms such as “anticipate,” “believe,” “continue,” “foresee,” “expect,” “intend,” “plan,” “may,” “will,” “would,” “could,” and “should,” and the negative of these terms or other similar expressions. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Forward-looking statements in this Current Report on Form 8-K include, among other things, statements regarding the Company’s AI/HPC transition, the PIPE Transaction described herein, including the proposed timing and steps contemplated in respect of the PIPE Transaction and approvals with respect thereto, and the use of proceeds from the PIPE Transaction, as well as the business plan, business strategy and operations of the Company in the future. In addition, all statements that address operating performance and future performance, events or developments that are expected or anticipated to occur in the future are forward-looking statements. Forward-looking statements are subject to a number of risks, uncertainties and assumptions. Matters and factors that could cause actual results to differ materially from those expressed or implied in such forward-looking statements include but are not limited to the matters and factors described in Part I, Item 1A. “Risk Factors” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, as may be amended from time to time, its subsequently filed Quarterly Reports on Form 10-Q and its other filings with the SEC. Consequently, all of the forward-looking statements made in this Current Report on Form 8-K are qualified by the information contained under this caption. No assurance can be given that these are all of the factors that could cause actual results to vary materially from the forward-looking statements in this Current Report on Form 8-K. Undue reliance should not be placed on these forward-looking statements. No assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do occur, the actual results, performance, or achievements of the Company could differ materially from the results expressed in, or implied by, any forward-looking statements. All forward-looking statements speak only as of the date of this Current Report on Form 8-K and, unless otherwise required by U.S. federal securities laws, the Company does not assume any duty to update or revise any forward-looking statements included in this Current Report on Form 8-K, whether as a result of new information, the occurrence of future events, uncertainties or otherwise, after the date hereof.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company, effective July 20, 2026.
3.2	Amendment No. 1 to the Amended and Restated Bylaws of the Company.
4.1	Form of Senior Secured Convertible Promissory Note.
4.2	Form of Class A Common Stock Purchase Warrant.
10.1*	Subscription Agreement, dated as of July 19, 2026, between MIG REF II INFR, LLC and Greenidge Generation Holdings Inc.
10.2*	Subscription Agreement, dated as of July 19, 2026, between Atlas GREE Investment Holdco LLC and Greenidge Generation Holdings Inc.
10.3*	Subscription Agreement, dated as of July 19, 2026, between Conversant PIF Aggregator A LP and Greenidge Generation Holdings Inc.
10.4*	Form of Subscription Agreement, dated as of July 19, 2026, between the purchasers identified on Exhibit A thereto and Greenidge Generation Holdings Inc.
10.5	Form of Investor Rights Agreement between MIG REF II INFR, LLC and Greenidge Generation Holdings Inc.
10.6	Form of Investor Rights Agreement between Atlas GREE Investment Holdco LLC and Greenidge Generation Holdings Inc.
10.7	Fourth Amended and Restated 2021 Equity Incentive Plan.
99.1	Press Release, dated July 20, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) and Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted attachment to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VULCAN INFRASTRUCTURE AND POWER INC.

Dated: July 20, 2026	By:	/s/ Jordan Kovler
		Name:	Jordan Kovler
		Title:	Chief Executive Officer